NEWS RELEASE

Visteon Announces 2021 Financial Results and 2022 Outlook
VAN BUREN TOWNSHIP, Mich., Feb. 17, 2022 — Visteon Corporation (NASDAQ: VC) today reported fourth quarter and full-year 2021 financial results that exceed its previous outlook. Highlights include:

•$786 million Q4 net sales; 15% growth-over-market1
•Net income of $31 million in Q4 or $1.09 per diluted share
•Adjusted EBITDA of $92 million, 11.7% of sales in Q4
•Third electrification customer added in Q4
•$102 million net cash position at year end

Fourth Quarter Financial Results
For the three months ending December 31, 2021, Visteon reported net sales of $786 million, equal to prior year and representing 15% growth-over-market as Visteon’s top customers' vehicle production decreased 15% year over year. The sales performance was driven by the ramp up of recently launched products and favorable pricing.

Gross margin in the fourth quarter was $99 million, and net income attributable to Visteon was $31 million. Adjusted EBITDA, a non-GAAP measure as defined below, was $92 million for the fourth quarter of 2021 or 11.7% of sales, a very strong performance despite the global semiconductor shortages. Adjusted EBITDA benefited from robust sales, favorable pricing, lower net engineering, and a one-time customer recovery.

Full-Year Financial Results
For the year ending December 31, 2021, Visteon reported net sales of $2,773 million, a 7% increase compared to prior year when excluding the favorable impact of currency. Compared to Visteon's customer production, which decreased 2%, Visteon's sales outperformed its customer production by nine percentage points.

Gross margin in 2021 was $254 million, and net income attributable to Visteon was $41 million. Adjusted EBITDA was $228 million in 2021 or 8.2% of sales, driven by higher sales, favorable pricing, lower net engineering, partially offset by higher costs related to the global semiconductor shortages.

Cash from operations for the twelve months ended December 31, 2021 was $58 million and capital expenditures were $70 million. Adjusted free cash flow, a non-GAAP financial measure as defined below, was $22 million for the full year. Adjusted free cash flow benefited from strong adjusted EBITDA and continued capital discipline, partially offset by an increase in inventory due to uneven customer production schedules.

New Business Wins and Product Launch Highlights
The company won $5.1 billion of new business in 2021. Visteon launched 17 new products in the fourth quarter, 43 in total for 2021, which continues to build the foundation for the company’s sustainable market out-performance.
1 Visteon Y/Y sales growth (ex. FX) compared to production for Visteon customers weighted on Visteon sales contribution

Visteon demonstrated its leadership in cockpit electronics with wins across its key product categories, including a win for a large and complex curved multi-display for a premium brand with a Global OEM and a follow-on advanced SmartCore™ cockpit domain controller win. Additionally, Visteon is proud to announce its third customer win for electrification that will launch on three premium vehicle brands of a global OEM starting in 2024.

Robust Growth in 2022
"In 2021, the Visteon team continued to build the foundation for sustainable growth driven by the transformation of our product portfolio," said President and CEO Sachin Lawande. "In 2022, we anticipate we will grow sales, expand margins, and increase adjusted free cash flow generation driven by continued market out-performance of our next-generation products.”

Visteon's full-year 2022 guidance anticipates sales in the range of $3.150 – $3.350 billion, Adjusted EBITDA in the range of $295 – $335 million, and Adjusted Free Cash Flow in the range of $85 – $115 million.
About Visteon
Visteon is a global technology company serving the mobility industry, dedicated to creating a more enjoyable, connected and safe driving experience. The company’s platforms leverage proven, scalable hardware and software solutions that enable the digital, electric, and autonomous evolution of our global automotive customers. Visteon products align with key industry trends and include digital instrument clusters, displays, Android-based infotainment systems, domain controllers, advanced driver assistance systems and battery management systems. The company is headquartered in Van Buren Township, Michigan, and has approximately 10,000 employees at more than 40 facilities in 18 countries. Visteon reported sales of approximately $2.8 billion and booked $5.1 billion of new business in 2021. Learn more at https://investors.visteon.com/.

Conference Call and Presentation
Today, Thursday, Feb. 17, at 9 a.m. ET, the company will host a conference call for the investment community to discuss the quarter’s results and other related items. The conference call is available to the general public via a live audio webcast.
The dial-in numbers to participate in the call are:
U.S./Canada: 844-535-3468
Outside U.S./Canada: 720-405-0988
Conference ID: 4635519
(Call approximately 15 minutes before the start of the conference.)
The conference call and live audio webcast, related presentation materials and other supplemental information will be accessible in the Investors section of Visteon’s website.
A replay of the conference call will be available through the company’s website or by dialing 855-859-2056 or 800-585-8367 (toll-free from the U.S. and Canada) or 404-537-3406 (outside U.S. and Canada). The conference ID for the phone replay is 4635519. The phone replay will be available soon after the completion of the call and until 11:59 p.m. ET on Thursday, March 3.
__
Use of Non-GAAP Financial Information
Because not all companies use identical calculations, adjusted gross margin, adjusted SG&A, adjusted EBITDA, adjusted net income, adjusted EPS, free cash flow and adjusted free cash flow used throughout this press release may not be comparable to other similarly titled measures of other companies.

In order to provide the forward-looking non-GAAP financial measures for full-year 2021, the company is providing reconciliations to the most directly comparable GAAP financial measures on the subsequent slides. The provision of these comparable GAAP financial measures is not intended to indicate that the company is explicitly or implicitly providing projections on those GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the company at the date of this press release and the adjustments that management can reasonably predict.

Forward-looking Information
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "will," "may," "designed to," "outlook," "believes," "should," "anticipates," "plans," "expects," "intends," "estimates," "forecasts" and similar expressions identify certain of these forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:

•continued and future impacts of the coronavirus (COVID-19) pandemic on our financial condition and business operations including global supply chain disruptions, market downturns, reduced consumer demand and new government actions or restrictions;
•significant or prolonged shortage of critical components from our suppliers, including but not limited to semiconductors, and particularly those who are our sole or primary sources;
•conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, (ii) the financial condition of our customers and the effects of any restructuring or reorganization plans that may be undertaken by our customers, including work stoppages at our customers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages, natural disasters or civil unrest;
•our ability to execute on our transformational plans and cost-reduction initiatives in the amounts and on the timing contemplated;
•our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;
•our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost-effective basis;
•general economic conditions, including changes in interest rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;
•increases in raw material and energy costs and our ability to offset or recover these costs; increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party;
•changes in laws, regulations, policies or other activities of governments, agencies and similar organizations, domestic and foreign, that may tax or otherwise increase the cost of, or otherwise affect, the manufacture, licensing, distribution, sale, ownership or use of our products or assets; and
•those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as updated by our subsequent filings with the Securities and Exchange Commission).

Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update. The financial results presented herein are preliminary and unaudited; final financial results will be included in the company's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2021. New business wins and rewins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle production levels, customer price reductions and currency exchange rates.

Follow Visteon
Visteon Contacts

Media:
Dianna Ofiara
734-258-4355
dofiara@visteon.com

Investors:
Kris Doyle
201-247-3050
kdoyle@visteon.com

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(In millions except per share amounts)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

Net sales	$786	$787	$2,773	$2,548
Cost of sales	(687)	(698)	(2,519)	(2,303)
Gross margin	99	89	254	245
Selling, general and administrative expenses	(44)	(53)	(175)	(193)
Restructuring and impairment expense	(16)	(7)	(14)	(76)
Interest expense	(2)	(2)	(10)	(16)
Interest income	—	1	2	5
Equity in net income of non-consolidated affiliates	4	2	6	6
Other income, net	5	(1)	18	9
Income (loss) before income taxes	46	29	81	(20)
Provision for income taxes	(11)	(9)	(31)	(28)
Net income (loss) from continuing operations	35	20	50	(48)
Net income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	35	20	50	(48)
Net (income) loss attributable to non-controlling interests	(4)	(2)	(9)	(8)
Net income (loss) attributable to Visteon Corporation	$31	$18	$41	$(56)

Comprehensive income (loss)	$118	$2	$128	$(78)
Less: Comprehensive income (loss) attributable to non-controlling interests	6	6	12	15
Comprehensive income (loss) attributable to Visteon Corporation	$112	$(4)	$116	$(93)

Earnings per share data:
Basic earnings (loss) per share attributable to Visteon Corporation	$1.10	$1.53	$1.46	$(2.01)

Diluted earnings (loss) per share attributable to Visteon Corporation	$1.09	$1.52	$1.44	$(2.01)

Average shares outstanding (in millions)
Basic	28.0	27.8	28.0	27.9
Diluted	28.4	28.2	28.4	27.9

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	December 31,
	2021	2020
ASSETS
Cash and equivalents	$452	$496
Restricted cash	3	4
Accounts receivable, net	549	484
Inventories, net	262	177
Other current assets	158	180
Total current assets	1,424	1,341

Property and equipment, net	388	436
Intangible assets, net	118	127
Right-of-use assets	139	172
Investments in non-consolidated affiliates	54	60
Other non-current assets	111	135
Total assets	$2,234	$2,271

LIABILITIES AND EQUITY
Short-term debt	$4	$—
Accounts payable	522	500
Accrued employee liabilities	80	83
Current lease liability	28	32
Other current liabilities	218	209
Total current liabilities	852	824

Long-term debt, net	349	349
Employee benefits	198	322
Non-current lease liability	117	146
Deferred tax liabilities	27	28
Other non-current liabilities	75	92

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	1,349	1,348
Retained earnings	1,664	1,623
Accumulated other comprehensive loss	(229)	(304)
Treasury stock	(2,269)	(2,281)
Total Visteon Corporation stockholders’ equity	516	387
Non-controlling interests	100	123
Total equity	616	510
Total liabilities and equity	$2,234	$2,271

VISTEON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	(Unaudited)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
OPERATING
Net income (loss)	$35	$20	$50	$(48)
Adjustments to reconcile net income (loss) to net cash provided from operating activities:
Depreciation and amortization	26	29	108	104
Non-cash stock-based compensation	5	5	18	18
Equity in net income of non-consolidated affiliates, net of dividends remitted	(2)	(1)	12	(5)
Impairments	9	—	9	—
Other non-cash items	10	6	14	7
Changes in assets and liabilities:
Accounts receivable	(128)	13	(78)	51
Inventories	(10)	(7)	(92)	(2)
Accounts payable	96	(24)	28	(13)
Other assets and other liabilities	29	30	(11)	56
Net cash provided from operating activities	70	71	58	168
INVESTING
Capital expenditures, including intangibles	(16)	(21)	(70)	(104)
Contributions to equity method investments	(2)	(1)	(5)	(2)
Net investment hedge transactions	1	1	4	8
Loans to non-consolidated affiliate, net of repayments	4	—	6	2
Other, net	—	—	2	(2)
Net cash used by investing activities	(13)	(21)	(63)	(98)
FINANCING
Borrowings on debt	—	—	—	400
Principal payments on debt	—	—	—	(400)
Repurchase of common stock	—	—	—	(16)
Short-term debt, net	(2)	—	4	(37)
Dividends paid to non-controlling interests	(2)	—	(35)	(7)
Other	1	2	2	2
Net cash used by financing activities	(3)	2	(29)	(58)
Effect of exchange rates	—	13	(11)	19
Net increase (decrease) in cash, equivalents, and restricted cash	54	65	(45)	31
Cash, equivalents, and restricted cash at beginning of the period	401	435	500	469
Cash, equivalents, and restricted cash at end of the period	$455	$500	$455	$500

VISTEON CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions except per share amounts)
(Unaudited)

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance that management believes is useful to investors because the excluded items may vary significantly in timing or amounts and/or may obscure trends useful in evaluating and comparing the Company's operating activities across reporting periods. The Company defines adjusted EBITDA as net income attributable to the Company adjusted to eliminate the impact of depreciation and amortization, restructuring expense, net interest expense, loss on divestiture, equity in net income of non-consolidated affiliates, gain on non-consolidated affiliate transactions, provision for income taxes, discontinued operations, net income attributable to non-controlling interests, non-cash stock-based compensation expense, and other gains and losses not reflective of the Company's ongoing operations. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Visteon:	2021	2020	2021	2020	2022
Net income (loss) attributable to Visteon Corporation	$31	$18	$41	$(56)	$121
Depreciation and amortization	26	29	108	104	105
Restructuring expense and impairment	16	7	14	76	5
Provision for income taxes	11	9	31	28	40
Non-cash, stock-based compensation expense	5	5	18	18	25
Net income attributable to non-controlling interests	4	2	9	8	10
Interest expense, net	2	1	8	11	10
Equity in net income (loss) of non-consolidated affiliates	(4)	(2)	(6)	(6)	(6)
Other	1	6	5	9	5
Adjusted EBITDA	$92	$75	$228	$192	$315 [2]

Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be a substitute for net income as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and is not intended to be a measure of cash flow available for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. In addition, the Company uses adjusted EBITDA (i) as a factor in incentive compensation decisions, (ii) to evaluate the effectiveness of the Company's business strategies, and (iii) because the Company's credit agreements use similar measures for compliance with certain covenants.

2 Based on mid-point of the range of the Company's financial guidance.

Free Cash Flow and Adjusted Free Cash Flow: Free cash flow and adjusted free cash flow are presented as supplemental measures of the Company's liquidity that management believes are useful to investors in analyzing the Company's ability to service and repay its debt. The Company defines free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles. The Company defines adjusted free cash flow as cash flow provided from operating activities less capital expenditures, including intangibles as further adjusted for restructuring related payments. Free cash flow and adjusted free cash flow include amounts associated with discontinued operations. Because not all companies use identical calculations, this presentation of free cash flow and adjusted free cash flow may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended		Estimated
	December 31,		December 31,		Full Year
Total Visteon:	2021	2020	2021	2020	2022
Cash provided from operating activities	$70	$71	$58	$168	$200
Capital expenditures, including intangibles	(16)	(21)	(70)	(104)	(110)
Free cash flow	$54	$50	$(12)	$64	$90
Restructuring related payments	5	9	34	32	10
Adjusted free cash flow	$59	$59	$22	$96	$100 [3]
Free cash flow and adjusted free cash flow are not recognized terms under U.S. GAAP and do not purport to be a substitute for cash flows from operating activities as a measure of liquidity. Free cash flow and adjusted free cash flow have limitations as analytical tools as they do not reflect cash used to service debt and do not reflect funds available for investment or other discretionary uses. In addition, the Company uses free cash flow and adjusted free cash flow (i) as factors in incentive compensation decisions and (ii) for planning and forecasting future periods.

3 Based on mid-point of the range of the Company's financial guidance.

Adjusted Net Income (Loss) and Adjusted Earnings Per Share: Adjusted net income and adjusted earnings per share are presented as supplemental measures that management believes are useful to investors in analyzing the Company's profitability, providing comparability between periods by excluding certain items that may not be indicative of recurring business operating results. The Company believes management and investors benefit from referring to these supplemental measures in assessing company performance and when planning, forecasting and analyzing future periods. The Company defines adjusted net income as net income attributable to Visteon, adjusted to eliminate the impact of restructuring expense, impairment, loss on divestiture, gain on non-consolidated affiliate transactions, discontinued operations, other gains and losses not reflective of the Company's ongoing operations and related tax effects. The Company defines adjusted earnings per share as adjusted net income divided by diluted shares. Because not all companies use identical calculations, this presentation of adjusted net income and adjusted earnings per share may not be comparable to other similarly titled measures of other companies.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Net income (loss) attributable to Visteon	$31	$18	$41	$(56)

Diluted earnings (loss) per share:
Net income (loss) attributable to Visteon	$31	$18	$41	$(56)
Average shares outstanding, diluted	28.4	28.2	28.4	27.9
Diluted earnings (loss) per share	$1.09	$0.64	$1.44	$(2.01)

Adjusted net income (loss) and adjusted earnings (loss) per share:
Net income (loss) attributable to Visteon	$31	$18	$41	$(56)
Restructuring expense and impairment	16	7	14	76
Other, including tax impacts of adjustments	1	5	5	7
Adjusted net income (loss)	$48	$30	$60	$27
Average shares outstanding, diluted	28.4	28.2	28.4	27.9
Adjusted earnings (loss) per share	$1.69	$1.06	$2.11	$0.97